Exhibit 10.34

[Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 10th day of December, 2014, between Prologis, L.P., a Delaware limited partnership ("Landlord"), and the Tenant named below.

Tenant:	Global Industrial Distribution Inc., a Delaware corporation

Tenant’s Representative,	Global Industrial Distribution, Inc.
Address, and Telephone:	11 Harbor Park Dr. Port Washington, NY 11050 Attn: Alan Schaeffer

Premises:
The interior portion of the Building, containing approximately 464,203 rentable square feet, as determined by Landlord, as shown on Exhibit A and more commonly known as 3700 Bay Lake Trail, North Las Vegas, Nevada 89030.

Project:	The project commonly known as Prologis Las Vegas Corporate Center

Building:	Prologis Las Vegas Corporate Center 19
3700 Bay Lake Trail
North Las Vegas, Nevada 89030

Tenant's Proportionate Share of Project:	100.00 % of the 464,203 square foot Project

Tenant's Proportionate Share of Building:	100.00 % of the 464,203 square foot Building

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 123rd full month following the Commencement Date.

Commencement Date:	The date the Final Scope is Substantially Completed, as defined in Addendum 4.

Initial Monthly Base Rent:	See Addendum 1

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities: $4,363.51 2. Common Area Charges: $5,059.81 3. Taxes: $18,196.75 4. Insurance: $2,692.37 5. Others (Property Mgmt. Fee): $4,689.97

Initial Estimated Monthly Operating Expense Payments:	$30,312.45

Initial Monthly Base Rent, and Estimated Operating Expense	$196,265.02

Final Month Gross Rent Deposit:	One month’s gross rent.

Brokers:	Landlord: Voit Real Estate Service Tenant: Cushman & Wakefield and Commerce Real Estate Solutions

Addenda:	1. Base Rent Adjustments 2. HVAC Maintenance Contract 3. Move Out Conditions 4. Construction 5. Two Renewal Options (Baseball Arbitration)

Exhibits:	A. Site Plan B. Project Rules and Regulations C. Commencement Date Certificate D. Initial Improvements E. Form of Lease Guaranty

1.            Granting Clause.  In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease. As a material inducement for Landlord to enter into this Lease, no later than the date hereof Tenant shall deliver to Landlord a full guaranty of Tenant’s obligations and liabilities under this Lease from Global Industrial Holdings LLC, a Delaware limited liability company, in the form attached hereto as Exhibit E.

2.            Acceptance of Premises.  Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions.  Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes.  Except as expressly set forth herein, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.  Promptly following Tenant’s possession of the Premises, the parties shall execute a Commencement Date Certificate in the form of Exhibit C attached to and hereby made a part of this Lease, confirming the Lease Commencement Date, Lease Expiration Date and Rental Commencement Date.

                           Landlord represents and warrants, to its knowledge, that as of the Commencement Date the Building’s HVAC, electrical, plumbing and other mechanical systems shall be in good working order. Landlord shall guarantee for a period of one (1) year after the date the Base Building Improvements are Substantially Completed (as defined in Addendum 4) any defects in materials, construction, or workmanship related to the construction of the Base Building Improvements (including, without limitation, the Building’s HVAC, electrical, plumbing and other mechanical systems), in which case Landlord shall promptly replace or remedy such defects without charge to Tenant (the “Construction Warranty”); provided, however, that such Construction Warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the misuse of, or damages caused by, Tenant, its employees, contractors, agents, subtenants, or invitees. Landlord shall also seek and avail itself of all equipment (such as HVAC) and material warranties related to Landlord’s construction, and shall enforce all such warranties against suppliers, manufacturers, and dealers in order to cure any deficiencies which arise during such warranty period without expense to Tenant.  Landlord represents that Landlord shall obtain a minimum 10-year manufacturer’s warranty on the initial roof, with such 10-year period commencing when the Base Rent payments commence pursuant to Addendum 1, and shall maintain such roof warranty during such initial 10-year warranty period (issued from the roof manufacturer, referred to as the “Roof Warranty”). Landlord has provided a copy of such manufacturer’s Roof Warranty to Tenant for Tenant’s review. Landlord shall use commercially reasonable efforts to request and compel such roof manufacturer to transfer the Roof Warranty to any new owner of the Building simultaneously with any transfer of ownership or otherwise (i.e. closing) so there is no lapse in coverage. Landlord shall be responsible for up to $500 of the transfer fee in connection with any transfer of the Roof Warranty.

                           Following the Substantial Completion of the Base Building Improvements, excluding the Final Scope (as such terms are defined in Addendum 4), Landlord shall allow Tenant access to the Premises on or before April 1, 2015 (subject to extension due to Force Majeure and Tenant caused delays) for purposes of fixturing the Premises and otherwise preparing the Premises for the commencement of Tenant’s normal business operations, subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Premises (“Early Occupancy”).  During such Early Occupancy period prior to the Commencement Date, Tenant shall be bound by its obligations under the Lease, including the obligation to provide evidence of insurance, but shall not be obligated to pay the Monthly Base Rent or Operating Expenses payable by Tenant to Landlord as set forth in the Lease. Tenant’s right to Early Occupancy shall be subject to Tenant not materially interfering with the completion of construction or causing any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations performed by Tenant or on Tenant’s behalf, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence.  Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease.

3.    Use.  The Premises shall be used for general office; warehousing, distributing, and storage; for will call retail sales, which retail sales shall be contained within an area of no more than 2,000 square feet and are only permissible if the Legal Requirements allow for such retail sales (the “Limited Retail Sales Use”); and for such other lawful purposes incidental to the foregoing as permitted by Legal Requirements, and no other purposes, except as agreed upon by Landlord.  Subject to Legal Requirements (as hereinafter defined) during the Lease Term, Tenant shall be entitled to access of the Premises 24 hours per day, seven days per week, 365 days per year.  Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises.   Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project.  Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent; provided, however, Tenant shall have the right to park operable vehicles and trailers overnight at the truck loading docks and designated truck and trailer parking areas for the Premises and operable automobiles in the designated automobile parking areas, and further provided there is no interference with the access of other tenants to the Building and Project parking lots and truck courts.  Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements").  Except as may be triggered by the Limited Retail Sales Use, the Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Landlord represents and warrants that, as of the Commencement Date, no written notice has been received by Landlord of non-compliance with any Legal Requirements in connection with the Premises.  In the event that Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements existing as of the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises, the Limited Retail Sales Use, or Tenant-Made Alterations to the Premises performed by Tenant or its contractors or agents, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Furthermore, in the event Landlord receives notice that the Premises is not in compliance with applicable Legal Requirements which come into effect after the Commencement Date and such non-compliance is not related to Tenant’s specific use of the Premises, the Limited Retail Sales Use, or Tenant-Made Alterations to the Premises performed by Tenant or its contractors or agents, Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Premises into compliance with applicable Legal Requirements which shall be chargeable to Tenant as an Operating Expense. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use or occupation of the Premises, including, without limitation, the Limited Retail Sales Use or Tenant-Made Alterations to the Premises performed by Tenant or its contractors or agents.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord.

4.            Base Rent.  Tenant shall pay Base Rent in the amount set forth on Page 1 of this Lease.  The first month's Base Rent, the Final Month Gross Rent Deposit (the “Final Deposit”), and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off (except as may be expressly provided in this Lease), monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date.  For clarification purposes, payment of the first month’s Base Rent payable on the date hereof shall be credited against the first full monthly installment of Base Rent due and payable under this Lease after the Commencement Date and free Base Rent period(s). Payments of Base Rent for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by check or by Electronic Fund Transfer (“EFT”) of immediately available federal funds before 11:00 a.m., Eastern Time at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  If Tenant is delinquent in any monthly installment of Base Rent or of Operating Expenses beyond 5 business days after the due date thereof, and after notice as provided below, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum.  Tenant shall not be obligated to pay the late charge until Landlord has given Tenant 5 business days written notice of the delinquent payment (which may be given at any time during the delinquency); provided, however, that such notice shall not be required more than once in any 12-month period.  The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty or as limiting Landlord's remedies in any manner.

5.            Final Deposit.  The Final Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Final Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Final Deposit to its original amount.  No interest shall accrue on the Final Deposit.  Landlord shall not be required to keep all or any part of the Final Deposit separate from its general accounts.  Landlord shall be released from any obligation with respect to the Final Deposit upon transfer of this Lease, the Final Deposit, and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

6.            Operating Expense Payments.  During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and reasonable fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, non-structural components of the roofs (including the roof membrane but subject to the Roof Warranty defined in Paragraph 2 of this Lease), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 10 percent of Operating Expenses payable to Landlord (provided, however, Tenant’s Proportionate Share of property management fees or administration fees, as the case may be, shall not exceed 2.25 percent of gross rent (Base Rent plus Operating Expenses) payable by Tenant); security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years.  Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, the costs of renovating space for tenants (including, without limitation, Tenant), any costs covered by the Roof Warranty, any costs incurred by Landlord to correct latent defects arising from the initial construction of the Building, or any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of Landlord for supplies and/or services in the Project to the extent the same exceeds the cost of such supplies and/or services rendered by qualified, first class unaffiliated third parties on a competitive basis.

                           Notwithstanding anything in this Lease to the contrary, Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than four percent (4%) per annum, compounded annually on a cumulative basis from the first full calendar year following the Commencement Date during the Lease Term.  For purposes of this Paragraph, Controllable Operating Expenses shall mean all Operating Expenses as set forth in this Paragraph 6 of the Lease, except for Taxes, insurance premiums, costs in connection with adverse weather conditions (including, without limitation, snow removal), cost of unanticipated repairs, costs in connection with compliance with the Legal Requirements that take effect after the Commencement Date, property management fees (which are set as a fixed percentage as expressly set forth above), and repairs or maintenance necessary exclusively as a result of activities of Tenant or its agents at the Project and utility costs.  Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

                           Within ninety (90) days following the close of each calendar year of the Lease Term or any extension terms thereof, Landlord shall deliver to Tenant a reconciliation statement certified as correct by an officer or other authorized representative of Landlord showing in detail on a line item basis the items included in the Operating Expenses and all computations of the actual Operating Expenses and Tenant’s Proportionate Share of such Operating Expenses owed for such calendar year in accordance with this section. Landlord shall maintain detailed books and records accounting for all such costs. If requested by Tenant, Landlord shall furnish to Tenant reasonable backup and supporting information and documentation pertaining to the Operating Expenses. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments except that during the last calendar year of the Lease Term or any extension terms thereof, Landlord shall refund any such excess within 60 days following the termination of the Lease Term or any extension terms thereof, provided that Tenant is not in default of its obligations under this Lease.  For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.  With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.

                           The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate. However, for the first 12-month period following the Commencement Date, Tenant’s responsibility for the payment of Controllable Operating Expenses for such 12-month period shall not be more than 4 percent of the first page estimates.

7.            Utilities.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises.

                           No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Notwithstanding anything contained herein to the contrary, in the event that such interruption or cessation of utilities results from Landlord’s negligent or willful act or omission continues beyond five (5) business days from the date of such interruption or cessation, then, provided Tenant has delivered Landlord with prompt notice of such interruption, the rent under this Lease will abate, commencing on the fifth (5th) business day the Premises remain untenantable, and continuing until the date on which the utilities are restored and the Premises are again tenantable.  No abatement of rentals as hereinabove described will apply in the event such interruption of utilities is the result of Tenant's alterations to the Premises, or any negligent act or omission of Tenant, its agents, employees or contractors, or any cause other than the negligent or willful act or omission of Landlord or its employees, agents or contractors.

8.            Taxes.  Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, use, margin, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant or results from any Tenant-Made Alterations (defined below), then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises by Tenant or its assignees or subtenants, whether levied or assessed against Landlord or Tenant.

9.            Insurance.  Landlord shall maintain all risk or special form property insurance covering the full replacement cost of the Building and commercial general liability insurance on the Project in forms and amounts customary for properties substantially similar to the Project, subject to customary deductibles.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including but not limited to, rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the total insurance cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

                           Tenant, at its expense, shall maintain during the Lease Term the following insurance, at Tenant’s sole cost and expense:  (1) commercial general liability insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000; and in the event property of Tenant’s invitees or customers are kept in, or about the, Premises, Tenant shall maintain warehouser’s legal liability or bailee customers insurance for the full value of the property of such invitees or customers as determined by the warehouse contract between Tenant and its customer; (2) all risk or special form property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant; (3) workers’ compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute and shall include a waiver of subrogation in favor of Landlord; (4) employers liability insurance of at least $1,000,000, (5) business automobile liability insurance having a combined single limit of not less than $2,000,000 per occurrence insuring Tenant against liability arising out of the ownership maintenance or use of any owned, hired or nonowned automobiles, and (6) business interruption insurance with a limit of liability representing loss of at least approximately 90 days of income.  Any company writing any of Tenant’s insurance shall have an A.M. Best rating of not less than A-VIII and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies).  All commercial general liability and, if applicable, warehouser’s legal liability or bailee customers insurance policies shall name Tenant as a named insured and Landlord, its property manager, and other designees of Landlord as the interest of such designees shall appear, as additional insureds.  The limits and types of insurance maintained by Tenant shall not limit Tenant’s liability under this Lease.  Tenant shall provide Landlord with certificates of such insurance as required under this Lease prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter upon renewals at least 15 days prior to the expiration of the insurance coverage.  Acceptance by Landlord of delivery of any certificates of insurance does not constitute approval or agreement by Landlord that the insurance requirements of this section have been met, and failure of Landlord to identify a deficiency from evidence provided will not be construed as a waiver of Tenant’s obligation to maintain such insurance.  In the event any of the insurance policies required to be carried by Tenant under this Lease shall be cancelled prior to the expiration date of such policy, or if Tenant receives notice of any cancellation of such insurance policies from the insurer prior to the expiration date of such policy, Tenant shall: (a) immediately deliver notice to Landlord that such insurance has been, or is to be, cancelled, (b) shall promptly replace such insurance policy in order to assure no lapse of coverage shall occur, and (c) shall deliver to Landlord a certificate of insurance for such policy. The insurance required to be maintained by Tenant hereunder are only Landlord’s minimum insurance requirements and Tenant agrees and understands that such insurance requirements may not be sufficient to fully meet Tenant’s insurance needs.

                           The all risk or special form property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors , employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk or special form property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Tenant and its agents, employees and contractors shall not be liable for, and Landlord hereby waives all claims against such parties for losses resulting from an interruption of Landlord’s business, or any person claiming through Landlord, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its agents, employees or contractors. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for losses resulting from an interruption of Tenant’s business, or any person claiming through Tenant, resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

10.         Landlord's Repairs.  During the Lease Term and any extensions thereof, Landlord, at its sole cost and expense and without pass through as an Operating Expense, shall keep, maintain and make repairs in good, tenantable condition and make all replacements to, the structural soundness of the following: the roof (which does not include the roof membrane but does include matters covered by the Roof Warranty defined in Paragraph 2), the foundation (including without limitation structural components of the floor slabs, with Tenant hereby acknowledging that some immaterial cracks may occur that do not necessarily indicate a structural failure of the floor slab), exterior walls and all structural portions of the Building, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded.  The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

11.         Tenant's Repairs.  Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.  Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair,  replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems.  Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term; provided in all events Landlord shall complete such capital repairs and such capital expenditures shall be fully amortized in accordance with the Formula (defined hereafter) and reimbursed to Landlord over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised.  The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after such capital expenditures, and the denominator of which shall be the amortization period (in months) equal to the useful life of such repair or replacement multiplied by the cost of such capital expenditure or repair. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses.  In the event Tenant extends the Lease Term either by way of an option or negotiated extension, such reimbursement by Tenant shall continue as provided above until such amortization period has expired.  Heating, ventilation and air conditioning systems and other mechanical and building systems exclusively serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord, in which case the costs of such contracts entered into by Landlord shall be included as an Operating Expense.  The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.  If Tenant fails to perform any repair or replacement for which it is responsible under this Lease thirty (30) days after receipt of written notice from Landlord, Landlord may perform such work using commercially reasonable methods and at commercially reasonable rates and be reimbursed by Tenant within 30 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees.

                           Notwithstanding anything to the contrary herein, Tenant’s repair and replacement obligations shall not be applicable to any costs covered by the Roof Warranty, the Construction Warranty or any costs incurred by Landlord to correct latent defects in the initial construction of the Building.

12.         Tenant-Made Alterations and Trade Fixtures.  Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations"), which are interior, non-structural Tenant-Made Alterations, the cost of which exceeds $50,000 in each instance, shall be subject to Landlord's prior written consent, not to be unreasonably withheld, delayed or conditioned provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Project.  Tenant shall have the right to perform interior, non-structural Tenant-Made Alterations, the cost of which does not exceed $50,000 in each instance, without obtaining Landlord’s prior written consent, by providing a written notice of such Tenant-Made Alterations to Landlord containing sufficient and complete information regarding such Tenant-Made Alterations, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility or mechanical systems of the Building.  Tenant shall not perform structural Tenant-Made Alterations without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.   All plans and specifications for any Tenant-Made Alterations requiring Landlord’s consent shall be submitted to Landlord for its approval.  Landlord may monitor construction of the Tenant-Made Alterations.  Tenant shall reimburse Landlord for its reasonable, out-of-pocket costs in reviewing plans and specifications and in monitoring construction.  Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations.  Where Landlord’s consent to Tenant-Made Alterations is required, Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all work projects estimated to exceed $250,000.00 in costs free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn or notarized statements or affidavits setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all subcontractors or a final affidavit of lien waiver from the general contractor.  Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations.  Tenant shall repair any damage caused by the removal of such Tenant-Made Alterations upon surrender of the Premises.

                           Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, racking, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above.  Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal upon surrender of the Premises, with racking bolts cut flush to the floor and repaired with an epoxy or polymer (concrete color) only if concrete damage has occurred.

13.         Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

                           Notwithstanding the foregoing, Tenant shall have the right to install signage on the exterior wall of the Building, provided that such signage is in accordance with Legal Requirements, no neon signage shall be permitted, and such signage is consistent with the signage on other Prologis buildings within the Las Vegas Corporate Center project.  Within thirty (30) days from demand by Tenant, Landlord shall contribute a Signage Allowance up to a maximum amount of $15,000.00 (the “Signage Allowance”) toward Landlord approved signage, not to be unreasonably withheld, conditioned or delayed, including but not limited to, building face sign and dock door decals, and Tenant shall be solely responsible for all costs in excess of the Signage Allowance.

14.        Parking.  Tenant shall be entitled to Tenant’s Proportionate Share of Building parking, which as of the date hereof is 100 percent.  Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

15.        Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice.  If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events (as defined in Paragraph 33), all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term or any extensions thereof and Landlord reasonably estimates that it will take more than one month to repair such damage.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration commencing on the date of such casualty event in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

                           Notwithstanding anything contained in the Lease to the contrary, to the extent the damage to the Project is attributable to Tenant, Tenant shall pay to Landlord with respect to any damage to the Project an amount of the commercially reasonable deductible under Landlord's insurance policy, not to exceed $10,000.00, within 30 days after presentment of Landlord's invoice.

16.         Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi‑public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant. Notwithstanding the foregoing, if the part of the Premises or the Project so Taken shall contain more than fifteen percent (15%) of the total area of the Premises and in Tenant's reasonable judgment, such Taking would materially interfere with or impair Tenant's operations at the Premises, or if by reason of such Taking, Tenant no longer has reasonable means of access to the Premises, Tenant, at Tenant’s option, may give to Landlord within thirty (30) days of such Taking, notice of termination of this Lease.

17.         Assignment and Subletting.  Without Landlord's prior written consent, which shall not be unreasonably withheld conditioned or delayed, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises.  It shall be reasonable for the Landlord to withhold, delay or condition its consent, where required, to any assignment or sublease in any of the following instances: (i) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (ii) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (iii) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (iv) the assignment or sublease is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; or (v) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.    Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.  Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request and Landlord shall provide its consent to or disapproval of the proposed assignment or sublease within fourteen (14) days after receipt.  Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.  For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the foregoing to the contrary, provided no uncured default has occurred under this Lease, and subject to the provisions herein, Tenant may, without Landlord’s prior written consent, assign this Lease to any entity into which Tenant is merged or consolidated, or to any entity to which substantially all of Tenant’s assets are transferred, provided the following conditions are met:  (x) such merger, consolidation, or transfer of assets is not principally for the purpose of transferring Tenant's leasehold estate, (y) such merger, consolidation, or transfer of assets does not adversely affect the legal existence of the Tenant hereunder, and (z) such merger, consolidation, or transfer of assets of Tenant does not reduce the tangible net worth of Tenant after giving effect to such transfer (“Permitted Transfer”).  Tenant hereby agrees to give Landlord written notice thirty (30) days prior to such merger, consolidation, or transfer of assets along with any documentation reasonably requested by Landlord related to the required conditions as provided above. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord.  Tenant shall reimburse Landlord for all of Landlord's reasonable expenses in connection with any assignment or sublease not to exceed $1,500.00.  This Lease shall be binding upon Tenant and its successors and permitted assigns. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet 50 percent or more of the Premises, or any part thereof (other than to a Tenant Affiliate or if a Permitted Transfer), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 business days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

                           Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of such excess rental and other excess consideration, less Tenant’s reasonable expenses, within 10 days following receipt thereof by Tenant; provided in the event of a sublease which is less than 100% of the Premises such excess rental and other consideration shall be applied on a square foot basis.

                           If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.         Indemnification.  Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees, directors, officers, partners and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18. Except for the negligence of Tenant, its agents, employees or contractors, and to the extent permitted by law, Landlord agrees to indemnify, defend and hold harmless Tenant, and Tenant's agents, employees directors, officers, partners and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from any activity, work, or thing done, permitted or suffered by Landlord in or about the Project and arising from any other act or omission of Landlord, its assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Landlord's obligations under this Paragraph 18.

                           If a claim under the foregoing indemnity is made against the indemnitee which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim.   The party seeking indemnification hereunder shall promptly notify the indemnifying party in writing of any claim and cooperate with the indemnifying party at the indemnifying party's sole cost and expense. The indemnifying party shall immediately take control of the defense and investigation of such claim and shall employ counsel to handle and defend the same, at the indemnifying party's sole cost and expense. The indemnifying party shall not settle any claim in a manner that adversely affects the rights of the indemnified party without the indemnified party's prior written consent. The indemnified party's failure to perform any obligations under this Paragraph shall not relieve the indemnifying party of its obligations under this Paragraph except to the extent that the indemnifying party can demonstrate that it has been materially prejudiced as a result of such failure. The indemnified party may participate in and observe the proceedings at its own cost and expense. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence.

                           This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

19.         Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time upon twenty-four (24) hours advance notice (except in the case of an emergency when such notice as is reasonable shall be given), to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate and modify common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation, modification or restriction materially interferes with Tenant's use or occupancy of the Premises.  At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

20.        Quiet Enjoyment.  If there is no Event of Default, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.         Surrender.  Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received ordinary wear and tear, casualty loss and condemnation covered by Paragraphs 15 and 16 excepted and otherwise in accordance with the Move Out Conditions Addendum attached hereto.  Without limiting the foregoing, Tenant shall remove any odor which may exist in the Premises resulting from Tenant’s occupancy of the Premises upon the termination of the Lease Term or earlier termination of Tenant’s right of possession.  Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22.         Holding Over.  If Tenant retains possession of the Premises after the termination of the Lease Term (or any extension terms thereof), unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that (a) for the first month Tenant is a holdover Tenant, Tenant shall pay Landlord, upon demand, as Base Rent for such holdover period, an amount equal to 125 percent of the Base Rent in effect on the termination date, and (b) for the second month and any additional month thereafter that Tenant is in holdover, Tenant shall pay Landlord, upon demand, as Base Rent for such holdover period, an amount equal to 150 percent of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over; provided, however, that Landlord provides Tenant with written notice that Landlord is in negotiations with another prospective tenant, and Tenant fails to thereafter surrender the Premises in accordance with this Lease on, or prior to, the date identified in Landlord’s notice.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.  For purposes of this Paragraph 22, “possession of the Premises” shall continue until, among other things, Tenant has delivered all keys to the Premises to Landlord, Landlord has complete and total dominion and control over the Premises, and Tenant has completely fulfilled all obligations required of it upon termination of the Lease as set forth in this Lease, including, without limitation, those concerning the condition and repair of the Premises.

23.         Events of Default.  Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

(i)            Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 1 time in any consecutive 12-month period, and the failure of Tenant to pay any second or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law. Notwithstanding anything to the contrary in this Lease, if there is an Event of Default under this subparagraph 23(i), prior to Landlord exercising a Lease termination remedy under Paragraph 24, Landlord shall first provide Tenant with an additional written notice of the Event of Default under this subparagraph 23(i), and Tenant shall have 10 days to pay all outstanding amounts due to cure such Event of Default prior to Landlord exercising its termination remedies.

(ii)          Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)         Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)        Tenant shall not occupy or shall vacate the Premises whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) ensure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) ensure that the Premises are secured and not subject to vandalism, and (c) ensure that the Premises will be properly maintained after such vacation, including, but not limited to, keeping the heating, ventilation and cooling systems maintenance contracts required by this Lease in full force and effect and maintaining the utility services.  Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

(v)          Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)        Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 20 days after any such lien or encumbrance is filed against the Premises.

(vii)      Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default (said notice being in lieu of, and not in addition to, any notice required as a prerequisite to a forcible entry and detainer or similar action for possession of the Premises).

24.         Landlord's Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises. Notwithstanding anything to the contrary in this Lease, if there is an Event of Default under subparagraph 23(i), prior to Landlord exercising a Lease termination remedy under this Paragraph 24, Landlord shall first provide Tenant with an additional written notice of the Event of Default under subparagraph 23(i), and Tenant shall have 10 days to pay all outstanding amounts due to cure such Event of Default prior to Landlord exercising its termination remedies.

                           If Landlord terminates this Lease, Landlord may recover from Tenant the sum of:  all Base Rent and all other amounts accrued hereunder to the date of such termination; the value of the Base Rent for any periods of abated Monthly Base Rent based on the Monthly Base Rent amount that immediately follows such period of abatement; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant's or any other occupant's property, repairing, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys' fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing.  Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

                           If Landlord terminates Tenant's right to possession (but not this Lease) without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises without thereby releasing Tenant from any liability hereunder and without demand  or notice of any kind to Tenant; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.  For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable.  If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises.  If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency.  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                           Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

25.         Tenant's Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  In the event of any such Landlord default, Tenant shall have all legal remedies at law and in equity; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.         Intentionally left blank.

27.         Subordination.  Landlord represents to Tenant that as of the date hereof the Building is not subject to or encumbered by a mortgage. In the event of the sale or assignment of all or part of the Building within which the Premises is contained, or in the event of any proceedings brought for the foreclosure of, or exercise of the power of sale under, any mortgage covering said Premises and all or part of said Building, Tenant shall and hereby agrees to attorn to and recognize such purchaser or mortgagee as landlord under this Lease provided that a standard non-disturbance and attornment agreement (“SNDA”) is executed and in any of such events, Landlord shall not be liable under this Lease. In the event Landlord subjects the Building to a mortgage, Tenant agrees to execute a commercially reasonable SNDA within 10 business days following Landlord’s written request, with such 10 business day period being extended during any period that Tenant is diligently and reasonably negotiating such SNDA in good faith. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.         Mechanic's Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 20 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such  contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 20 day period.

29.         Estoppel Certificates.  Tenant agrees, from time to time, within 15 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.  Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease.  No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

30.        Environmental Requirements.  Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, and except for propane used in Tenant’s forklifts in the normal course of its business, and except for fuel required for the generator, and except for Hazardous Materials contained in products stored and/or distributed during Tenant’s normal course of business in their original, sealed, and unopened containers, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.  No cure or grace period provided in this Lease shall apply to Tenant's obligations to comply with the terms and conditions of this Paragraph 30.

                           Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees.

                           Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                           Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations.  Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31.         Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord and provided to Tenant in writing, covering use of the Premises and the Project.  The current Project rules and regulations are attached hereto as Exhibit B.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

32.        Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises (unless committed by Landlord or its employees or arising directly out of any negligence or omission by Landlord).

33.         Force Majeure.  Except for the payment of monetary obligations, neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party ("Force Majeure").

34.        Entire Agreement.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.        Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.         Brokers.  Each party represents and warrants to the other party that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the brokers, if any, set forth on the first page(s) of this Lease (collectively, “Brokers”). The execution and delivery of this Lease by each party shall be conclusive evidence that such party has relied upon the foregoing representation and warranty. Each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. Landlord shall pay all commission, fees and other payments owed to the Brokers pursuant to a separate written agreement between Landlord and such Brokers. The provisions of this Paragraph 36 shall survive the expiration or termination of this Lease.

37.         Miscellaneous.     (a)         Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)          If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)         All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to Landlord at 4031 North Pecos Road, Suite 107, Las Vegas, Nevada 89115, with a copy sent to Landlord at 4545 Airport Way, Denver, Colorado  80239, Attention: General Counsel, and to Tenant at 11 Harbor Park Dr., Port Washington, NY 11050, Attention: Alan Schaeffer with a copy to General Counsel.  Either party may by notice given aforesaid change its address for all subsequent notices or add an additional party to be copied on all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)         Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

(e)         In the event of (i) a default by Tenant of its obligations under the Lease, or (ii) a need by Landlord to effectuate a financing transaction or sale of the Building, or (iii) an assignment or subletting of the Lease by Tenant, or (iv) the exercise of a renewal option by Tenant, then at Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants. Landlord shall execute a commercially reasonable confidentiality agreement prior to receiving any such financial statements from Tenant.

(f)          Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)        The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)        The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)          Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)           Any amount not paid by Tenant within 5 business days after notice from Landlord to Tenant that such payment was due (provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 1 times in any consecutive 12-month period) shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)         Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(l)           Time is of the essence as to the performance of Tenant's and Landlord’s obligations under this Lease.

(m)        All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(n)        In the event either party hereto initiates litigation to enforce the terms and provisions of this Lease, the non-prevailing party in such action shall reimburse the prevailing party for its reasonable attorney's fees, filing fees, and court costs.

(o)         Tenant agrees and understands that Landlord shall have the right (provided that the exercise of Landlord’s rights does not adversely affect Tenant’s use and occupancy of the Premises or subject Tenant to additional costs), without Tenant’s consent, to place a solar electric generating system on the roof of the Building or enter into a lease for the roof of the Building whereby such roof tenant shall have the right to install a solar electric generating system on the roof of the Building; provided, however, that Landlord shall remain solely responsible for the payment of any increased costs of ensuring that the roof is maintained in a watertight condition and free of leaks throughout the Lease Term or any extension terms thereof due to such solar system installation, and for any and all repairs in relation thereto to ensure compliance thereof. Upon receipt of written request from Landlord, Tenant, at Tenant’s sole cost and expense, shall deliver to Landlord data regarding the electricity consumed in the operation of the Premises (the “Energy Data”) for purposes of regulatory compliance, manual and automated benchmarking, energy management, building environmental performance labeling and other related purposes, including but not limited, to the Environmental Protection Agency’s Energy Star rating system and other energy benchmarking systems.  Landlord shall use commercially reasonable efforts to utilize automated data transmittal services offered by utility companies to access the Energy Data. Landlord shall not publicly disclose Energy Data without Tenant’s prior written consent. Landlord may, however, disclose Energy Data that has been modified, combined or aggregated in a manner such that the resulting data is not exclusively attributable to Tenant.

(p)         This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Lease.  Execution copies of this Lease may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease.  At the request of either party, any facsimile document or scanned document transmitted via email is to be re-executed in original form by the party who executed the original facsimile document or scanned document.  Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Lease.

38.         Limitation of Liability of Trustees, Shareholders, and Officers of Landlord.  Any obligation or liability whatsoever of Landlord which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

39.         WAIVER OF JURY TRIAL.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:	LANDLORD:

GLOBAL INDUSTRIAL DISTRIBUTION INC.	PROLOGIS, L.P.
a Delaware corporation	a Delaware limited partnership

By: Prologis, Inc., a Maryland corporation, its General Partner

By:	/s/ Lawrence P. Reinhold	By:	/s/ Fritz Wyler
Name:	Lawrence P. Reinhold	Name:	Fritz Wyler
Title:	Vice President	Title:	SVP

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

Base Rent shall equal the following amounts for the respective periods set forth below:

Period			Monthly Base Rent

Month 1	through	Month 3	$0.00*
Month 4	through	Month 15	$165,952.57
Month 16	through	Month 27	$169,271.63
Month 28	through	Month 39	$172,657.06
Month 40	through	Month 51	$176,110.20
Month 52	through	Month 63	$179,632.40
Month 64	through	Month 75	$183,225.05
Month 76	through	Month 87	$186,889.55
Month 88	through	Month 99	$190,627,34
Month 100	through	Month 111	$194,439.89
Month 112	through	Month 123	$198,328,69

*During any free Base Rent periods, Tenant shall be responsible for Operating Expenses and utilities as set forth in the Lease.

ADDENDUM 2

HVAC MAINTENANCE CONTRACT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

                           Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises.  Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

               The service contract must become effective within thirty (30) days of occupancy, and service visits shall be performed on a quarterly basis.  Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

 HVAC MAINTENANCE
1. Adjust belt tension;
2. Lubricate all moving parts, as necessary;
3. Inspect and adjust all temperature and safety controls;
4. Check refrigeration system for leaks and operation;
5. Check refrigeration system for moisture;
6. Inspect compressor oil level and crank case heaters;
7. Check head pressure, suction pressure and oil pressure;
8. Inspect air filters and replace when necessary;
9. Check space conditions;
10. Check condensate drains and drain pans and clean, if necessary;
11. Inspect and adjust all valves;
12. Check and adjust dampers;
13. Run machine through complete cycle.

EVAPORATIVE COOLER MAINTENANCE
1. Adjust belt tension;
2. Lubricate all moving parts, as necessary;
3. Service floats and pumps;
4. Service water distribution system;
5. Check condition of pads-replace semi-annually;
6. Clean pans, coat bottoms as necessary;
7. Check electrical connections and motors;
8. Run coolers to test equipment;
9. Service system to prevent water from draining or leaking on roof;
10. November-winterize the system and turn water off;
11. April-Spring start up and turn water on.

ADDENDUM 3

MOVE-OUT CONDITIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

With respect to Paragraph 21 of the Lease, Tenant shall surrender the Premises in the same condition as received, ordinary wear and tear, casualty loss, and condemnation covered by Paragraphs 15 and 16 excepted.

Before surrendering the Premises, Tenant shall remove all of its personal property and trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof.  If Tenant fails to remove its personal property and fixtures upon the expiration or earlier termination of this Lease, the same shall be deemed abandoned and shall become the property of the Landlord.  The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive:

1.	Lights:	Office, warehouse, emergency and exit lights will be fully operational with all bulbs and ballasts functioning.

2.	Dock Levelers, Service Doors
and Roll Up Doors:
All truck doors, service doors, roll up doors and dock levelers shall be serviced and placed in good operating order.  This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure property operation.  All door panels which are replaced need to be painted to match the building standard.

3.	Dock Seals/Dock Bumpers:	Free of tears and broken backboards repaired. All dock bumpers must be left in place and well secured.

4.	Structural Columns	All structural steel columns in the warehouse and office shall be inspected for damage. Repairs of this nature should be pre-approved by Landlord prior to implementation.

5.	Warehouse Floor:
Free of stains and swept with no racking bolts and other protrusions left in floor.  Cracks should be repaired with an epoxy or polymer to match concrete color. Landlord hereby acknowledges that some immaterial cracks may occur that do not necessarily indicate a structural failure of the floor slab. All floor striping in the Premises shall be removed with no residual staining or other indication that such striping existed.

6.	Tenant-Installed
	Equipment and Wiring:	Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc.)

7.	Walls:	Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

8.	Carpet and Tile
The carpet and vinyl tiles should be in a clean condition and should not have any holes or chips in them.  Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

9.	Roof:
Any Tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor.  Active leaks must be fixed and latest Landlord maintenance and repairs recommendation must have been followed.  Tenant must check with Landlord's property manager to determine if specific roofing contractor is required to perform work.

10.	Signs:	All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

11.	Heating and Air
Conditioning System:
Heating/air conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition.  This includes warehouse heaters and exhaust fans.  Upon move out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

12.	Electrical & Plumbing:	All electrical and plumbing equipment to be returned in good condition and repair and conforming to code.

14.	Overall Cleanliness:
Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse.  Remove all pallets and debris from exterior of Premises.  All trade fixtures, dumpsters, racking, trash, vending machines and other personal property to be removed.

15.	Upon Completion:	Contact Landlord's property manager to coordinate turning in of keys, utility changeover and obtaining of final Landlord inspection of Premises.

ADDENDUM 4

CONSTRUCTION
(TURNKEY)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
            DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

                           (a)            Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements specified below:

•	Landlord’s Tenant Improvement Work outlined in those certain construction plans and drawings prepared by HPA Architectures as outlined on Exhibit D attached hereto and in reference incorporated herein; and
•	Shell Building Specifications as outlined on Exhibit D attached hereto and by reference incorporated herein.

All of the foregoing improvements, except for the warehouse lights, the dock equipment fit out, the evaporative system and related electrical and water, and the warehouse heaters, are referred to in this Lease as the "Base Building Improvements." The warehouse lights, the dock equipment fit out, the evaporative system and related electrical and water, and the warehouse heaters are referred to in this Lease as the “Final Scope.” The Base Building Improvements and the Final Scope are sometimes referred to collectively as the “Initial Improvements.”

                           (b)            If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner.  Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. Landlord and Tenant mutually agree to act in good faith, reasonably, and expeditiously when proposing and reviewing change order requests. Any Tenant change orders must be approved in writing by Alan Schaeffer or such other person identified in writing by Alan Schaeffer (or an authorized officer of Tenant).

                           (c)            Landlord shall proceed with and complete the construction of the Initial Improvements.  As soon as such Base Building Improvements and the Final Scope, as applicable, have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Base Building Improvements and the Final Scope, respectively, were Substantially Completed.  The Base Building Improvements and the Final Scope, as applicable, shall be deemed substantially completed ("Substantially Completed") when, all elements of the Base Building Improvements and the Final Scope, as applicable, are in substantial compliance with the scope of work, as evidenced by an architect’s certificate of substantial completion, and the issuance of a certificate of occupancy, temporary or otherwise, or a permit inspection card or other documentation from the governing municipality indicating that Landlord's Initial Improvement work has been inspected and approved.  Tenant's occupancy for the conduct of its normal business operations shall also cause the Initial Improvements to be deemed Substantially Completed. Tenant acknowledges and agrees that obtaining any necessary governmental approvals for Tenant’s racking, Trade Fixtures and Tenant-Made Alterations are Tenant’s responsibility at its sole cost, shall not be a condition for Substantial Completion, and Landlord has no obligation to obtain a certificate of occupancy, temporary or otherwise, or a permit inspection card or other documentation for such Tenant work.  In the event Tenant, its employees, agents, or contractors cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the project architect exercising reasonable judgment, Substantial Completion would have occurred if such delays had not taken place. All components of the Base Building Improvements are targeted to be Substantially Completed by April 1, 2015, as such date may be extended due to Force Majeure and Tenant caused delays (the “Initial Delivery Date”). Following the Initial Delivery Date, Tenant shall have Early Access (as defined and in compliance with Paragraph 2 of the Lease) to the Premises on or before April 1, 2015, as such date may be extended due to Force Majeure and Tenant caused delays. The Final Scope shall be Substantially Completed by May 28, 2015, as such date may be extended due to Force Majeure and Tenant caused delays (the “Final Delivery Date”). Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the plans, Tenant’s Additional Improvements, Tenant's request for long lead items or Tenant's interference with the construction of the Base Building Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been.

                          Subject to any delay to the extent caused by Tenant and/or Force Majeure, if the Initial Improvements are not Substantially Completed and/or the Landlord does not deliver possession of the Premises to Tenant within ten (10) days following the Final Delivery Date (the “Final Penalty Date”), Tenant shall receive one (1) day of free Base Rent for each day after the Final Penalty Date, until the Initial Improvements are Substantially Completed. After the date the Initial Improvements are Substantially Complete Tenant shall, upon demand, (i) execute and deliver to Landlord a letter of acceptance of delivery of the Initial Improvements or (ii) provide Landlord with any deficiencies with delivery of the Initial Improvements, which Landlord shall promptly correct.

                            (d)        The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant.  Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby materially interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of Tenant’s or its employees’, agents’, contractors’ or subcontractors’ performance of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence.  Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant‑Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder.  Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

ADDENDUM 5

TWO RENEWAL OPTIONS
(BASEBALL ARBITRATION)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

(a)         Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "First Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the First Extension Term").  Tenant shall give Landlord notice (hereinafter called the "First Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the Lease Term.

(b)         Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "Second Extension Term") commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the "Commencement Date of the Second Extension Term").  Tenant shall give Landlord notice (hereinafter called the "Second Extension Notice") of its election to extend the term of the Lease Term at least 9 months, but not more than 12 months, prior to the scheduled expiration date of the First Extension Term.

(c)         The Base Rent payable by Tenant to Landlord during the First Extension Term shall be the greater of:

                           (i) The Base Rent applicable to the last year of the initial Lease term, and

                           (ii) The then Fair Market Rent as defined below.

(d)         The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of:

                           (i) The Base Rent applicable to the last year of the First Extension Term, and

                           (ii) The then Fair Market Rent as defined below.

(e)         The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the First Extension Term, or Second Extension Term (whichever is applicable) to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term.  Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period).  Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease.  In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term or Second Extension Term (whichever is applicable).  The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such Operating Expenses and other reimbursable items.

(f)             Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the First Extension Term or Second Extension Term (whichever is applicable), and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice.  Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent.  If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice.  If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

(g)         Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (f), invoking the binding arbitration provisions of this paragraph.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent.  The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount.  Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term.  The cost of the arbitration shall be paid by Tenant if the Fair Market Rent is that proposed by Landlord and by Landlord if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise.  If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(h)         The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

(i)           The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

(j)           Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the First Extension Term and the Second Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term or the First Extension Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(k)         If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate.  If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant's right to extend the Lease Term for the Second Extension Term shall automatically terminate.  Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

(l)           Landlord shall have no obligation to refurbish or otherwise improve the Premises for the First Extension Term or the Second Extension Term.  The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in "as-is" condition.

(m)        If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

(n)         If Tenant exercises its right to extend the term of the Lease for the First Extension Term  or Second Extension Term pursuant to this Addendum, the term  "Lease Term" as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (j) above.

EXHIBIT A

SITE PLAN

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

Aerial Map

SITE

Legend

- WAREHOUSE OFFICE
- SHIPPING OFFICE
- WAREHOUSE
- ▼ DRIVE THRU DOOR

Tabulation

	TOTAL
SITE AREA	
in s.f.	891,258 s.f.
in acres	20.5 ac
BUILDING AREA	
Warehouse Office	4,800 s.f.
Shipping Office	637 s.f.
Warehouse	458,766 s.f.
TOTAL	464,203 s.f.
COVERAGE	52.1%
AUTO PARKING REQUIRED	
office: 1 per 500 s.f.	11 stalls
warehouse: 1 per 2,000 s.f.	230 stalls
TOTAL	241 stalls
AUTO PARKING PROVIDED	
Standard (9' x 18')	305 stalls
TRAILER PARKING PROVIDED	
Trailer (12' x 53')	64 stalls
MAXIMUM FLOOR AREA RATIO	
FAR -0.80	
MAXIMUM BUILDING HEIGHT ALLOWED	
Height - 50'	
ZONING ORDINANCE FOR CITY	
Zoning Designation - M2 Industrial	
SETBACK	
Building:	Landscape:
Front - 35'	Front - 10'
Side - 35'	Side - 10'
Rear - 20'	Rear - 0'

KIER ROAD
GOWAN ROAD
BAY LAKE TRAIL
SHIPPING OFFICE 637 S.F.
BUILDING AREA
464,203 S.F.
33 DOCK DOORS AND DOCK PACKAGES
23 DOCK POSITIONS
56 DOCK DOORS AND DOCK PACKAGES
WAREHOUSE OFFICE 4,800 S.F.

north

Note: This is a conceptual plan. It is based on preliminary information which is not fully verified and may be incomplete. It is meant as a comparative aid in examining alternate development strategies and any quantities indicated are subject to revision as more reliable information becomes available.

RJA architect | HPA architecture

Systemax

PROLOGIS.

Conceptual Site Plan

Gowan Rd. & Pecos Rd.

Las Vegas, Nevada

18831 Bardeen Ave. - Ste. #100
Irvine, CA 92612
(949) 863-1770
www.hparchs.com

November 12, 2014 / Job #14146

Scheme 21A

EXHIBIT B

PROJECT RULES AND REGULATIONS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

Rules and Regulations

1.	The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.	Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.	Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.	Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.	If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.	Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.	Parking any type of recreational vehicles is specifically prohibited on or about the Project. Further, parking any type of trucks, trailers or other vehicles in the Building is specifically prohibited. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord or in the Lease.

8.	Tenant shall maintain the Premises free from rodents, insects and other pests.

9.	Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.	Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.	Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.	Tenant shall not permit storage outside the Premises, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.	All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.	No auction, public or private, will be permitted on the Premises or the Project.

15.	No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.	The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.	Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.	Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.	Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

20.	Tenant shall not permit smoking in the office areas of the Premises.

EXHIBIT C

FORM OF COMMENCEMENT DATE CERTIFICATE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

COMMENCEMENT DATE CERTIFICATE

____________, 201__

Global Industrial Distribution Inc.

RE:            Lease dated _________ between Global Industrial Distribution Inc. and Prologis, L.P. for 3700 Bay Lake Trail, North Las Vegas, Nevada 89030

Dear ____________:

Welcome to your new facility. We would like to confirm the terms of the above referenced lease agreement:

Lease Commencement Date:
Lease Expiration Date:
Rental Commencement Date:

We are pleased to welcome you as a customer of Prologis and look forward to working with you. Please indicate your agreement with the above changes to your lease by signing and returning the enclosed copy of this letter to me.  If I can be of service, please do not hesitate to contact me.

Sincerely,

Accepted by:	Global Industrial Distribution Inc.	Date:

By:

Printed:

Title:

EXHIBIT D

INITIAL IMPROVEMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Industrial Distribution Inc.

Base Building Improvements
3700 Bay Lake Trail, North Las Vegas, NV (Las Vegas Corporate Center #19 “LVCC#19”)

•	464,203 SF cross dock building (408’ deep)
•	112 dock doors (9’X10’) to be installed. Tenant requires 56 Truck Door Packages to be on eastern (receiving) side of building and 33 Truck Door Packages on western side per Scheme 21
•	2 of the dock door positions to be provided on western side for trash compactor
•	4 grade level doors (12’X14’)
•	Approximately 316 car parking stalls are able to be striped. 60 trailer parking positions.
o	Note – Subject to City approval, Car parking count shall be reduced to add additional truck stalls around northern perimeter of building in general conformance with Scheme 22.
•	Reinforced concrete tilt-up construction
•	Concrete truck courts and concrete car parking stalls
•	36’ clear height beginning 6” after first row of columns
•	56’X60’ typical column spacing
•	8” thick concrete floor slab, 4,500 psi, welded wire mats at floor joints, FF35/FL25 floor flatness, vapor barrier at office area, lapidolith floor sealer or equal
•	Panelized wood hybrid roof deck, 4 ply built-up roof system with screwed metal fastening at building corners and perimeter of roof as recommended by FM Global; 10 year roof warranty
•	R-19 batt roof insulation with white scrim sheet
•	Warehouse interior walls painted white-one coat
•	2% skylights and smoke hatches with 360 degree fusible links per FM Global recommendation
•	ESFR sprinkler system with K-25 heads, 2,500 gpm fire pump; seismic branch line bracing and seismic gas shut-off per FM Global recommendation
•	2,000 amp panel, 277/480v.; expandable to 4,000 amps

Land Lord Work Letter - Required Tenant Improvement Specifications:

The following is intended to be requirements above and beyond builder / developer standard specifications and details.

Codes:
All work shall be designed in accordance with The National Electric Code (2012 NEC) and Construction as defined by 2012 IBC code. All work shall be completed within the requirements of all local, state national codes or agencies having governing jurisdiction, and will be completed in a manner satisfactory to the appropriate building department(s) including but not limited to the current application of the Americans with Disabilities Act.

Drawings & Specs:
Complete working drawings and specifications shall be furnished to Global for approval prior to the start of construction. All design fees shall be the responsibility of the builder/developer/Landlord. “As Built” drawings shall be provided for architectural structural, civil, electrical, plumbing, mechanical H.V.A.C., fire protection and landscaping shall be completed and full sets given to Global.

Clear Height:	36’ minimum clear height as measured 6” inside the first interior column line.
Exterior Walls:	Concrete tilt up construction.
Exterior Shell Finish:
Painted concrete panels with architectural reveals.  Walls at office to have a minimum 9’ floor to ceiling store front glass (50 LF minimum). All glass to be high strength for sufficient weather protection.

Interior Shell Finish:	All interior warehouse walls (concrete, steel and drywall) painted white from floor to roof deck.
Truck Court:	Sixty feet (60) in front of every dock (and drive in) door to have an 8” reinforced concrete apron. Truck court shall be 135’-185’ truck court depth as per previously attached site plan Scheme 21.

Security Fencing:
Receiving truck (56 docks) court(s) to be fenced in (6’ high) with two automatic electronic sliding gates (Entrance/Exit). Prepare gate area for tenant supplied modular guard booth (~4’x6’) with electric (2-20 amp circuits), telephone, CCTV capabilities (conduits from guard booth location to building), and dual head pole mounted light. Eight (8) inch concrete filled pipe bollards (60” high) shall be supplied to protect both gates and four corners of guard booth (8 minimum). Gates also to be controlled from warehouse receiving office. Provide two sets of gates if truck courts need to be separated. Car parking will not be permitted within the truck court(s).

Warehouse Floor:
Warehouse slab shall be a minimum of 8” 4500 psi with vapor barrier supplied only under office areas at 4 corners of the Building. Warehouse slab shall be designed to handle a maximum load of 18,000 lbs (36’clear) per rack frame (each frame has two foot plates, 42” c-c, 6” X 6” X 3/8” footplate). The slab shall be sealed with two (2) coats of Lapidolith surface hardener or approved equal. Warehouse slab shall be finished to a FF35/FL25 specification (minimum).

Roof:	Premises B: 4-ply built up roof system included with R-19 white scrim sheet included in place of roof deck being painted white.
Truck Door Packages:
Provide truck/trailer dock locks for all dock doors, Kelley Truck Stop (Star 2 or Global approved equal). Docks to be 48” above grade, complete with manual 9’ x 10’ overhead door (30,000 lbs. capacity hydraulic levelers with electric activations and full range toe guards (Kelly aFX or Global approved equal), dock lights (LED lamps), protective bollards (or track guards) and dock bumpers (24” high).
Truck dock door seals (side pads with header curtain) shall be provided at 30 docks (chosen by Global).
Two additional O.H. doors setup for trash compactors.

Drive In Door:	Four (4) drive-in doors (two per cross-dock side) complete with motorized 12’ x 14’ overhead door & protective bollards shall be provided.
Overhead Doors:
Flush sectional insulated steel overhead doors with 24 gauge (minimum), hot dipped galvanized steel face panel (baked enamel finish coat). Panel thickness shall be a nominal 2”. Doors to have reinforcing ribs on each panel with reinforcing angle at bottom of door. Tracks shall be 3” minimum with full bearing angle connecting track to jamb. Provide interior lift handles and lock bar.

FIRE PROTECTION
Warehouse:

Provide a complete ESFR fire protection system (per NFPA 2013 code) that will meet or exceed all factory mutual specifications for similar items currently stored (classified by FM Global as “unexpanded plastic non-carton”) in Global Equipment Company’s warehouse facility in Buford, GA. FM Global to approve fire protection system with all related cost to meet requirements to be at builder/ landlord expense (including but not limited to a fire pump and upgraded sprinkler heads). FM Global specs have been included per FM’s recommendation which including:
(a)    360 fusable links on smoke hatches,
(b)    upgrade to K-25 heads,
(c)    2,500 gpm fire pump,
(d)    seismic branch line bracing
(e)    seismic gas shut-off,
(f)    screwed metal fastening at building corners and perimeter of roof,
(g)    upgrading of underground water line to 10”
(h)    Fire System is being built on a design-build basis with information provided to FM Global

All FM Global specifications and requirements pre-approved by FM Global in its 10/29/14 and the still pending 11/17/14 correspondence to Landlord which will be the responsibility of the Landlord to conform with at its expense. Notwithstanding anything to the contrary herein, while Landlord is designing and constructing the Initial Improvements to meet FM Global’s standards as detailed in the above referenced letters, Tenant acknowledges and agrees that the Building is not meant to be a fully FM Global compliant building.
Extinguishers and hose stations included as required by code (based on Global rack layout 10/8/14 drawing).

Office Areas:	Semi-recessed chrome sprinkler head to provide 100% coverage of office space. In wall mounted extinguishers as required. Include a FM200 fire suppression system for I.T. room (10’x18’x9’ high).
Fire Alarm:	Included if required by local, state or county code or any other agency having jurisdiction.

ELECTRICAL

2000 amp, 480 volt/ 3 phase, four wire electrical service shall be provided for building lighting, power, and mechanical equipment. All warehouse and office lighting will be 277v. All equipment and panels (Square D brand or equivalent.  Note – Landlord will be utilizing Siemens brand) shall be sized in accordance to NEC requirements. Electric switch gear(s) to be designed with a minimum of 8 “future” 3 phase breaker spaces. Electric Service(s) to be wired and permitted for generators and transfer switches sized for a 500KW diesel (600 amps/480v) generator for office operation (150 amps/480v) and warehouse (450 amps/480v). Generator to include 48 hour run tank and network maintenance connectivity (by builder/landlord GC). Above generator to support ALL building operations (Lighting, office, fire pump, fire alarm, conveyor, etc.) for a minimum of ¾ of the entire building going south to north.

Warehouse Electrical Distribution:
In addition to warehouse lighting panels (480/277 volt) and low voltage distribution panels (208/120 volt for dock levelers, general use convenience outlets, quad outlets between docks for dock lights, etc.) the following panels shall be provided exclusively for Global’s warehouse operation use (no lighting or HVAC units):
•    Two (2) - 200 amp 480/277 volt/ 3 phase panel with 200 amp-208/120 volt/ 3 phase sub panel (42 circuit) shall be provided in separate locations anywhere in the building as indicated by Global.
These panels will be provided for Global’s use.
•    One (1) - 400 amp 480/277 volt / 3 phase panel with 200 amp sub panel 208/120 volt/ 3 phase (84 circuit each) shall be provided by the warehouse office. HVAC and lighting for warehouse office may be powered from this panel.
•    All additional panels provided by electrical contractor to include a minimum of 30% “spare” capacity.

Electrical contractor will include the following distribution from above panels (labor and materials):
•    30 - Convenience quad outlets 120volt/ 20amp dedicated and located in the warehouse by Global.
•    100 amp/480V/3 PH fused disconnect for a tenant provided conveyor panel (located in 60’ from dock of building x 200 ft from shipping office).
•    1 - 30 amp/480V/3 PH fused disconnect for a tenant provided air compressors (located in 60’ from dock of building x 100 ft from building side wall).
•    20 – Global supplied fork lift battery chargers (480 volt). These chargers to be mounted on Global supplied and installed racks (fed from 400 amp panel listed above).
•    2 - Electric power hook up shall be provided (480 volt/3 phase) for tenant supplied trash compactors.

Note:            Each interior dock light shall be 120 volt and use a quad outlet for power located next to each dock door for maintenance use.

Warehouse Lighting:
High performance high bay 277 volt fluorescent fixtures with (T-5 lamps) and electronic instant start ballasts (program ready) with optically efficient reflectors and individual motion sensors (aisle occupancy). Fixtures wired with relock and controlled by contactors (switches by warehouse entrance) to provide 30 FC minimum @ 60” AFF. All fixtures to be mounted between roof joists to avoid contact with racking systems and pallet placement and retrieval (this applies to all areas throughout the warehouse (racked and staging). Fixtures to be @ 36’ A.F.F. for 36’ clear height building. One lighting contactor switch to turn on/off lighting shall be provided by warehouse office entrance.
•    Fixtures to be on a 18’8”centers (three rows per 56’bay) going the entire length of the building x the dimension required to obtain 30 FC (@60” AFF) in a 120” pallet rack aisle (for racked areas – see attached plan for pallet rack layout)
•    18’8” x the dimension required to obtain 30 FC (@60” AFF) in an open staging area (60 feet from docks X length of building X both sides).
If emergency lighting is required by code at each pallet rack aisle entry, builder/landlord/ GC shall include at no additional cost based on rack layout supplied by Global dated 10/8/14.

Shipping Office Electrical Distribution:	• 20 - duplex wall outlets for general use • 20 - Dedicated 20 amp duplex outlets (lunchroom vending machines, copiers, Gym Equipment, etc.).
I.T. Room Electrical:
An independently derived 100 amp 208/120 volt / 3 phase (42 circuit) panel to be located in the I.T. room. The use of this panel will be exclusively for Global’s  computer system and telephone system. A 100 amp / 1 phase / 208 volt fused disconnect shall be included for tenant supplied UPS and by pass switch located in the I.T. room (hook up included). In addition to general use duplex outlets located on 4 walls there shall be two dedicated 120 volt quad outlet mounted on a 4’x8’ fire treated sheet of painted plywood (location by Global). There shall be two (2) 4” conduits diversified from different street data carrier access points with pull string installed from building data entry point to this plywood as well as two (2) 4” conduits from this plywood to the open ceiling plenum outside of the I.T. room and two (2) 4” conduits from this plywood to warehouse (ceiling) for Global Equipment Company’s network wiring points terminating in the warehouse. A 6 gauge copper ground cable shall be installed from building ground to a ground lug located on the above plywood. Conduits for building fiber and other data/telephone connectivity to be provided from the suppliers’ street connection point to data room (IT room) within the warehouse shipping office.

WH Office Lighting:
Office lighting to be 2x2 LED (2x4 warehouse offices) (3500K) recessed lay in troffer basket style with white perforated diffuser supplied by Juno Lighting Group (S2X2BP-45-35-U-WH) or approved equal. Fixtures in conference rooms to be on dimmable switches. Break room controlled by PIR’s. Light fixtures grid shall start a maximum of 2’ from any wall. Office lighting shall have a 50 foot candle minimum throughout the office area. One lighting contactor switch to turn on/off lighting shall be provided by office entrance.

HVAC
WH Office HVAC:
Builder/Developer will furnish and install roof top HVAC units with a standard system of distribution ducts. Supply registers and diffuses, return grills and associated fixtures servicing the warehouse shipping office area (4800 sq. ft.) and receiving office area (637 sq. ft.). The design criteria shall be as to handle the heat load of the conditions of the building and 1 person per 60 sq. ft. All units shall be designed with a (7) day programmable stat. Two separate 3 ton A/C cool only split ductless units (Mitsubishi or approved equal) shall be provided for the I.T. room, supplied with a low ambient control module with auto restart.

Warehouse Heat:
Reznor gas (natural) fired unit heaters provided throughout the warehouse to maintain building at 60 degrees (F) minimum @ 60” A.F.F.  These units shall not be located in pallet racking areas as per plan dated 10/8/14.

Warehouse Ventilation:	Warehouse roof top evaporative coolers to provide three (3) air rotations per hour (minimum) controlled by 7 day (24 hr.) timers.
Warehouse Cooling:	One (1) evaporative cooling unit (swamp cooler) shall be provided for every 10,000 S.F. of warehouse space or as recommended by the design/build mechanical contractor.
Warehouse Forklift Charging Ventilation:	If required by code, an exhaust system shall be provided over the forklift battery charging area for a minimum of 20 pieces of equipment (spaced ~5’ on center) located by the warehouse office.

 WH /OFFICE FINISHES

Warehouse Office:	4,800 SF @ 9’0” ceiling height including lunchroom and restroom to support forty (40) employees at a time. Balance of space to be general offices and meeting rooms as
Shipping Office:	637 SF including two (2) small restrooms (middle of shipping docks).
Ceilings:
Ceilings shall be 9’0” A.F.F. All acoustical ceilings in 5400 SF WH (and remote shipping office) shall use standard commercial grade grid and ceiling tiles. All ceilings shall be insulated with a minimum of R-19 fiber glass batting for sound and thermal protection. ALL facility bathroom ceilings shall be painted drywall.

Floor Coverings:	Gym plus 5 offices to have carpet tile (@$30/ S.Y.) and vinyl base, all other warehouse rooms shall be VCT with 4” vinyl base. Restrooms to have ceramic tile floors.
Wall Finishes:
Remote receiving (647 S.F.) WH office areas to be painted concrete block perimeter walls to 10’0” nominal height) and drywall (interior walls) with two (2) coats of latex paint with semi-gloss or egg finish.
Shipping office (4800 S.F.) shall have a full height (slab to roof) drywall (5/8” drywall full height on warehouse side) demising wall (painted white) and insulated slab to roof for dust and noise protection. All interior walls to be drywall with two (2) coats of latex paint with semi-gloss or egg finish.
All private offices, conference walls to extend 6” above acoustical ceilings. All private offices and bath rooms to be insulated for sound retention.

Interior Doors and Windows:
All office doors shall be 7’0” high solid core with birch veneer finished with stain and clear satin polyurethane (factory finish). All frames to be painted metal. Private offices shall have full height (7’) side lites (nominal 16” wide) built into metal door jambs. All door hardware shall be stainless steel. Locksets shall be ADA approved stainless steel lever type as manufactured by Sargent (series 10) or approved equal with IC cores. All private offices shall have keyed lock entry. Master keying shall be included for all building locks and keying schedule approved by Global. All interior exit and entrance doors, opening into common areas shall include 5” X 20” glass windows mounted in door and include commercial grade door closers. All warehouse egress doors will be provided with “delay exit” panic hardware with alarm if permitted by code. All exterior office windows and interior sales office door side lites to include Levelor blinds or approved equal.
Per Scheme 21 and Global plan dated 10/8/14

WASHROOMS Warehouse Offices:
All fixtures shall be American Standard or equal. Fixture count for men’s rooms is 3T, 3U, 3S plus 2 showers (including H.C.). Fixture count for women’s rooms is 5T, 3S plus 2 showers (including H.C.).   Three (3) receiving area bath room shall be located docks as per Global’s plan dated 10/8/14. (Two (2) Men’s room to have 1T,1U,1S; Women’s room to have 1T,1S). One (1) electric water cooler shall be provided on common restroom wall for each men/women combo and one for warehouse office lunchroom (2 total).  All interior walls to be drywall floor to ceiling grid. Washroom plumbing “wet” walls and floors shall be commercial grade ceramic tile with floor drains. A janitors closet (2 total) shall be provided with slop sink and floor drain. Washrooms partitions shall be floor mounted. Provide three (3) hose bibs (cold water) at shipping and receiving docks and battery charging station (outside of warehouse office). Break rooms (2) to include 12’ “solid surface” counter (base and wall cabinets), sink and cold water provisions for ice maker, coffee machine and refrigerator (equipment by Global).

Utilities:
All utilities (electric, gas & water/sewer) shall be delivered to the premises and separately metered as necessary.  Tenant shall be responsible for supplier phone/data connectivity contracts. (See I.T. Room Electrical subheading)  Landlord shall provide required conduits and path to Global’s I.T. room as shown on plan dated 10/8/14.

Gas Service:	Natural gas supplied to all HVAC units.

Electric Service:	Nevada Energy & Power is provider with electric main service on south side of Building.
Exterior Lighting:
Wall packs, pole lights and building soffit lights included and to provide a minimum of 2 FC @ office entry and a minimum of 1 FC @ all paved areas and building exits. These lights to be LED technology. Electrical provisions shall be included for building mounted signage (2) and monument sign (provided by builder/landlord) with exterior lighting. Building mounted signage by tenant with electric hookup by builder / developer.

Paving:	Full concrete aprons, curbs, gutters as well as truck and auto areas is included.

Signage:
Tenant requests that Landlord, at its cost and expense, provide the following signage:
•    Building face sign ($15,000 allowance).
•    Dock Door decals (to be included within the $15,000 allowance).
Note: all signage is subject to the terms of the Prologis Lease Agreement and all applicable city, county and state regulations and codes.

Notes:
Tenant shall have the right to observe, review and audit all aspects of the construction process but shall not materially impact or delay the construction process. All final design and construction decisions shall be mutually agreed upon between Landlord and Tenant. Tenant shall be provided access for Early Access for racking and equipment setup, installation of its material handling equipment and IT cabling April 1, 2015.

(Note -  The only allowance provided is for $15,000 signage allowance which tenant will control for its signage needs)

EXHIBIT E

FORM OF LEASE GUARANTY

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED DECEMBER 10, 2014 BETWEEN

Prologis, L.P.
and
Global Equipment Company, Inc.

LEASE GUARANTY

The undersigned (collectively the "Guarantor") hereby absolutely and unconditionally, jointly and severally, guarantees the prompt, complete, and full and punctual payment , observance, and performance of all the terms, covenants, and conditions provided to be paid, kept, and performed by the tenant under that certain Lease Agreement (such lease, as amended, being herein referred to as the "Lease"), dated               , 2014, between Prologis, L.P., as Landlord ("Landlord"), and Global Industrial Distribution, Inc., a Delaware corporation, as Tenant ("Tenant") covering the premises located at 3700 Bay Lake Trail, North Las Vegas, Nevada 89030, and all renewals, amendments, expansions, and modifications of the Lease.  This Guaranty shall include any liability of Tenant which shall accrue under the Lease for any period preceding as well as any period following the term of the Lease.

The obligation of the Guarantor is primary and independent of Tenant's obligations under the Lease and may be enforced directly against the Guarantor independently of and without proceeding against the Tenant or exhausting or pursuing any remedy against Tenant or any other person or entity.  Guarantor waives any requirement that Landlord mitigate damages under the Lease.

This instrument may not be changed, modified, discharged, or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and the Landlord.

The obligations of Guarantor under this Guaranty shall not be released or otherwise affected by reason of any sublease, assignment, or other transfer of the Tenant's interest under the Lease, whether or not Landlord consents to such sublease, assignment, or other transfer.

Any act of Landlord, or the successors or assigns of Landlord, consisting of a waiver of any of the terms or conditions of said Lease, or the giving of any consent to any manner or thing relating to said Lease, or the granting of any indulgences or extensions of time to Tenant, may be done without notice to Guarantor and without releasing the obligations of Guarantor hereunder.

The obligations of Guarantor hereunder shall not be released by Landlord's receipt, application, or release of security given for the performance and observance of covenants and conditions in said Lease contained on Tenant's part to be performed or observed nor by any modification of such Lease; but in case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification of the Lease.

Guarantor waives any defense or right arising by reason of any disability or lack of authority or power of Tenant and shall remain liable hereunder if Tenant or any other party shall not be liable under the Lease for such reason.

Until all the covenants and conditions in said Lease on Tenant's part to be performed and observed are fully performed and observed, Guarantor (i) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Tenant by reason of any one or more payments or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to the Landlord under said Lease.

The liability of Guarantor hereunder shall not be released or otherwise affected by (i) the release or discharge of Tenant in any insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant (collectively "proceeding for relief"); (ii) the impairment, limitation, or modification of the liability of Tenant or the estate of the Tenant in any proceeding for relief, or of any remedy for the enforcement of Tenant's liability under the Lease, resulting from the operation of any law relating to bankruptcy, insolvency, or similar proceeding or other law or from the decision in any court; (iii) the rejection or disaffirmance of the Lease in any proceeding for relief; or (iv) the cessation from any cause whatsoever of the liability of Tenant.

The Guarantor agrees that upon an event of default under the Lease, the Landlord has the right and option, but is not required to, name the Guarantor in an unlawful detainer proceeding, and that doing so does not constitute an election of remedies against the Guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by Tenant to Landlord under the Lease is rescinded or must otherwise be returned by Landlord upon the insolvency, bankruptcy, reorganization, receivership, or other debtor relief proceeding involving Tenant, all as though such payment had not been made.

This Guaranty is executed and delivered for the benefit of Landlord and its successors and assigns, and is and shall be binding upon Guarantor and its successors and assigns, but Guarantor may not assign its obligations hereunder.

GUARANTOR AND LANDLORD WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND GUARANTOR ARISING OUT OF THIS GUARANTY OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH OR ANY TRANSACTION RELATED TO THIS GUARANTY.

Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in enforcing the terms of this Guaranty.

This Guaranty shall be governed by and construed in accordance with the internal laws of the State which governs the Lease excluding any principles of conflicts of laws.  For the purpose solely of litigating any dispute under this Guaranty, the undersigned submits to the jurisdiction of the courts of said state.

If the Guarantor is more than one person or entity, the liability of each such Guarantor shall be joint and several.

WITNESS THE EXECUTION hereof this _____ day of ________, 2014.

GUARANTOR:

Global Industrial Holdings LLC,
A Delaware limited liability company

By:
Name:
Title: